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                                                                   EXHIBIT 10.30

                              TRANSITION AGREEMENT

         This agreement ("AGREEMENT") is entered into as of February 2, 2004 (the "EFFECTIVE DATE"), by and between Janus Capital Group, Inc. (the "COMPANY") and Thomas A. Early ("EXECUTIVE") (each a "PARTY," and together, the "PARTIES").

                                   WITNESSETH:

         WHEREAS, Executive currently serves in the capacities of Senior Vice President, General Counsel, Chief Corporate Affairs Officer, and Secretary of the Company pursuant to an Employment Agreement between the Company and Executive entered into as January 1, 2003 (the "EMPLOYMENT AGREEMENT");

         WHEREAS, the Parties are parties to a Change of Control Agreement dated as of February 10, 2003 (the "CHANGE OF CONTROL AGREEMENT"),

         WHEREAS, Executive has decided to resign his employment, effective as of the Termination Date set forth below;

         WHEREAS, the Parties wish to provide for, among other things, Executive's continued service to the Company through the Termination Date set forth below, Executive's cooperation in certain matters, and the payment to Executive of certain benefits as set forth below;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

         1. Resignation. Effective as of the Termination Date (as defined below), Executive's employment with the Company shall terminate, and Executive shall be deemed to have resigned from all offices and directorships held with the Company or any of its affiliates or companies advised by the Company or its affiliates, all effective as of the Termination Date. Executive shall promptly execute such documents as the Company may deem necessary or desirable to effectuate the foregoing. As used herein, the term "TERMINATION DATE" shall mean the earliest of: (a) the date 5 days following the date on which the Company notifies Executive in writing of its desire that Executive terminate his employment with the Company; (b) the close of business on the date of the Company's Annual Meeting of Shareholders in 2004; or (c) June 30, 2004. As used herein, the term "TRANSITION PERIOD" shall mean the period between the Effective Date and the Termination Date.

         2. Services, Compensation and Benefits During the Transition Period. During the Transition Period:

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                  (a) The Company shall continue to employ Executive, and
Executive shall continue to serve, as the Company's Senior Vice President, General Counsel, Chief Corporate Affairs Officer, and Secretary; and

                  (b) Excluding periods of disability and vacation and sick leave to which Executive is entitled, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company and, to the extent necessary to discharge the Executive's responsibilities hereunder, use his reasonable best efforts to perform such responsibilities. During the Transition Period, it shall not be a violation of this Agreement for the Executive to: (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (iii) manage personal investments; all so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement; and, in the case of Executive's management of his personal investments, so long as all such investment management activities comply with the Company's personal trading policies and, otherwise, with applicable law. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company; provided that in all events Executive shall comply with all Company policies and procedures relating to personal investment activities, irrespective of when implemented.

                  (c) The Company shall pay Executive a base salary of $57,941.67 per month, effective as of January 1, 2004, with the difference between such salary and the salary actually paid to Executive between January 1, 2004, and the Effective Date to be included in Executive's first paycheck following the Effective Date; and

                  (d) Executive and his spouse and dependents shall be entitled to participate in the Welfare Benefit Plans described at Paragraph 3(b)(v) of the Employment Agreement on the same basis as he participated immediately before the Effective Date; and

                  (e) All cash and equity long-term incentive award or other incentive awards granted to Executive, including any unvested shares of limited liability company interests, in the Company, Janus Capital Management LLC or in any of their affiliated companies (the "EQUITY INCENTIVES"), shall continue to vest in accordance with and subject to the terms set forth in the plans, agreements and certificates, as applicable, under which such Equity Incentives were granted; and

                  (f) Executive shall continue to be reimbursed for reasonable business expenses on the same terms and conditions described in Paragraph 3(b)(vi) of the Employment Agreement; and

                  (g) Except as otherwise expressly provided in this Agreement, Executive shall not be entitled to participate in or receive any compensation, incentive or benefit of any kind in

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connection with his work or employment during the Transition Period, notwithstanding any Company plan, document, policy or procedure; and

                  (h) With respect to any contributions made on Executive's behalf pursuant to the Janus 401(k), Profit Sharing and Employee Stock Ownership Plan (the "PLAN") that remain unvested as of the Termination Date, Executive will be one hundred percent (100%) vested in any such contributions on the Termination Date.

         3. 2003 Bonus. No later than ten (10) business days following the Effective Date, the Company shall pay Executive, in cash, the gross amount of $600,000 (the "2003 BONUS"). Executive acknowledges and agrees that upon his receipt of the 2003 Bonus, Executive shall not be entitled to any other or further bonus, incentive or other compensation of any kind in connection with his work during 2003.

         4. No Admission of Liability. This Agreement, the Company's offer to Executive of this Agreement and the payments set forth herein are not intended as, and shall not be construed as, an admission of liability by or to, or of improper conduct on the part of, either the Company or Executive.

         5. Transition Benefit. No later than ten (10) business days following the Effective Date, the Company shall pay Executive, in cash, the gross amount of $500,000 (the "INITIAL TRANSITION PAYMENT"). In addition, if, following the Termination Date, Executive executes and returns to the Company a Supplemental Legal Release in the form attached hereto as Exhibit A (the "SUPPLEMENTAL RELEASE"), does not thereafter revoke the Supplemental Legal Release in the manner described therein, and otherwise complies with his obligations under this Agreement, then the Company shall promptly execute and return to Executive a copy of the Supplemental Release and shall provide Executive with the following payments and benefits, which shall collectively be referred to herein as the "TRANSITION BENEFIT":

                  (a) No later than 10 days after the Company has received the Supplemental Release executed by Executive, the Company shall pay Executive, in a cash, a lump sum in the gross amount of $3,500,000; and

                  (b) For the three (3)-year period commencing on the Termination Date: (i) the Company shall continue to provide such health benefits to Executive and his spouse and dependents on the same basis such benefits were provided to Executive immediately before the Termination Date, provided however that the cost of such coverage shall be treated as taxable income to the Executive; or (ii) if the Company ceases to maintain a program of health benefits under which such benefits can be provided, then the Company shall provide Executive with the lump sum cash equivalent thereof, grossed up for taxes; and

                  (c) From the conclusion of such three (3)-year period through the earlier of: (i) the end of the month in which Executive becomes eligible for health care coverage under Medicare (provided that in all events Executive shall promptly take all actions necessary to attain such eligibility); or (ii) the date on which Executive and his spouse and dependents, if any, become

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eligible to participate in any group health insurance program or plan substantially equivalent to that provided by the Company for the Executive's benefit as of the time immediately preceding the Termination Date; or (iii) the date, if any, on which the Company ceases to maintain a program of retiree health benefits; the Company shall, in accordance with the Action By Unanimous Consent In Lieu Of Special Meeting Of Directors dated November 25, 2002 (the "CONSENT"), continue to provide Executive (for himself and his spouse and dependents) with special continuing health benefits coverage or retiree medical coverage under arrangements substantially similar to those provided generally to the Company's employees, provided that Executive shall bear all costs associated with such coverage on an after-tax basis at a rate commensurate with that charged to other former employees receiving coverage pursuant to the Consent;

                  (d) The Parties acknowledge and agree that the benefits provided herein are not in lieu of any rights under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") that Executive, his spouse, and/or dependents might otherwise have as the result of any loss of the coverage provided for herein; and

                  (e) Effective as of ten (10) days after the Termination Date (the "VESTING DATE") all Equity Incentives held by Executive or by the Company on behalf of Executive, shall immediately vest and/or be paid, as applicable, in full, and any stock options shall, from and after such vesting, remain exercisable for the remainder of their respective terms, in accordance with and subject to the terms set forth in the plans, agreements and certificates, as applicable, under which such Equity Incentives were granted. Notwithstanding the foregoing, as of the Vesting Date, all Equity Incentives that are vested as of the Effective Date, vest pursuant to Paragraph 2(e), or vest pursuant to this Paragraph 5(e) will no longer be subject to any transfer restrictions (except applicable securities laws including those governing insider trading).

         6. Vesting Issues. The Company acknowledges that Exhibit B accurately sets forth the number of vested and unvested shares of Company stock and the number of Company stock options held by Executive or by the Company on behalf of Executive. With respect to unvested shares of Company stock which vest pursuant to Paragraph 2(e) or Paragraph 5(e), the Company further acknowledges and agrees that with respect to such shares ("TRANSITION SHARES") Executive shall continue to be eligible for and participate in, and has provided to the Company all documentation necessary to participate in, the Company's Share Withholding Program, under which the Company shall purchase from Executive shares sufficient to pay any withholding on income and employment taxes payable by Executive as a result of the vesting of Transition Shares. Executive shall in his discretion have the right, but no obligation, to meet any withholding obligations relating to the vesting of the Transition Shares by tendering cash to the company in lieu of participating in the Share Withholding Program. Executive shall timely provide to the Company all information necessary to make Form 4 and other filings, if any, associated with the vesting of Transition Shares, and the Company shall complete all such filings. The Company acknowledges and agrees that all vested Transition Shares not sold pursuant to the Share Withholding Program will be transferred to Executive's individual Schwab account on the date on which they vest pursuant to this Agreement.

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         7. Acknowledgement Concerning Other Compensation. Executive
acknowledges that the payments and benefits referred to in this Agreement are in lieu of, and in full satisfaction of, any other benefits or compensation of any kind to which Executive was or could have been entitled in connection with his relationship with and work for the Company and any affiliates, whether under the Employment Agreement, the Change of Control Agreement, or otherwise.

         8. Payment of Transition Benefit in the Event of Executive's Death. In the event of Executive's death, any unpaid remaining portion of the Transition Benefit shall be paid to Executive's surviving spouse, or in the event of her death, to Executive's estate.

         9. Legal Releases.

                  (a) In consideration of the Transition Benefit and the Company's other covenants and agreements contained herein, Executive, on his own behalf and on behalf of his heirs, personal representatives, executors, administrators and assigns, knowingly and voluntarily releases and forever discharges the Company and its affiliates and any of their respective parents, subsidiaries and affiliates, together with all of their respective past and present directors, members, managers, officers, shareholders, partners, employees, agents, attorneys and servants, and each of their affiliates, predecessors, successors and assigns (collectively, the "COMPANY RELEASEES") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, that Executive or his heirs, executors, administrators, or assigns ever had, now have, or may hereafter claim to have against any of the Company Releasees by reason of any matter, cause or thing whatsoever from the beginning of time through the date hereof, whether or not previously asserted before any state or federal court, agency or governmental entity or any arbitral body. This release includes, without limitation, any rights or claims relating in any way to Executive's employment relationship with the Company or any of the Company Releasees, or his separation therefrom, or arising under any statute or regulation, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Age Discrimination in Employment Act of 1967 ("ADEA"), the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance, or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Executive and the Company or any of the Company Releasees; provided, however, that notwithstanding the foregoing or anything else contained in this Agreement, Executive's release shall not extend to: (i) any rights arising under this Agreement; (ii) any rights arising under any grant, plan or agreement pursuant to which Executive was awarded the stock and stock options reflected Exhibit B hereto, the provisions of which are incorporated by this reference to the extent not inconsistent with this Agreement; (iii) any unpaid salary or accrued vacation, reimbursement for any previously incurred expenses in accordance with the Company's policies in effect on the date hereof, or any benefits or claims for benefits under any Welfare Benefit Plans accrued as of the date hereof; and (iv) any rights arising under COBRA. Executive represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees arising out of or relating to any of the matters released in this

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Paragraph 9(a). Executive further agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees for any of the matters released in this Paragraph 9(a).

                  (b) In consideration of Executive's release set forth in Paragraph 9(a), above, and Executive's other covenants and agreements contained herein, the Company and its affiliates hereby forever release and discharge Executive and his heirs, executors, administrators and assigns from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against Executive or his heirs, executors, administrators, or assigns the Company or any of its affiliates ever had, now have, or may hereafter claim to have by reason of any matter, cause or thing whatsoever from the beginning of time through the date hereof, whether or not previously asserted before any state or federal court, agency or governmental entity or any arbitral body; provided, however, that notwithstanding the foregoing or anything else contained in this Agreement, the Company's release shall not extend to any rights arising under this Agreement or to any claim against Executive arising from: (i) Executive's knowing and intentional commission of a felony crime involving fraud and relating to his employment with the Company; (ii) a breach of fiduciary duty relating to Executive's employment with the Company that renders Executive ineligible for indemnification pursuant to paragraph 13 of this Agreement; or (iii) Executive's knowing and intentional violation of any federal or state law regulating insider trading relating to his employment with the Company. The Company represents that neither it nor any of its affiliates has commenced or joined in any claim, charge, action or proceeding whatsoever against Executive arising out of or relating to any of the matters released in this Paragraph 9(b). The Company further agrees that neither it nor any of its affiliates will seek or be entitled to any recovery in any claim, charge, action or proceeding whatsoever against Executive for any of the matters released in this Paragraph 9(b).

                  (c) In order to provide a full and complete release, each of the Parties understands and agrees that this Agreement is intended to include all claims, if any, covered under this Paragraph 9 that such Party may have and not now know or suspect to exist in his or its favor against any other Party and that this Agreement extinguishes such claims. Thus, each of the Parties expressly waives all rights under any statute or common law principle in any jurisdiction that provides, in effect, that a general release does not extend to claims which the releasing party does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the party being released.

         10. Termination.

                  (a) The Company may terminate Executive's employment and this Agreement for Cause. For purposes of this Agreement, "CAUSE" for termination shall mean Executive's knowing and intentional commission of a felony crime involving fraud and relating to his employment with the Company, or Executive's knowing and intentional violation of any federal or state law regulating insider trading relating to his employment with the Company, either or both as determined in accordance with Paragraph 10(c), below.

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                  (b) The Company warrants and represents that it currently is unaware of any facts giving rise to a basis to terminate Executive's employment for Cause as that term is defined in this Agreement or the Employment Agreement and that it has no present intention to terminate Executive's employment for Cause. Absent the disclosure of material facts of which the Company was unaware as of the Effective Date, the Company agrees that it shall make no effort to terminate Executive's employment for Cause. The Company shall bear the burden, in any dispute between the parties, of proving by clear and convincing evidence that as of the Effective Date it was unaware of any facts alleged by the Company to give rise to a right to terminate Executive's employment for Cause.

                  (c) Notwithstanding any other provision of this Agreement:

                     (i) The cessation of employment of Executive shall not be deemed to be for Cause unless and until: (A) there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than the entire membership of the Company's Board of Directors ("BOARD") (not including Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard by the Board, and after the Board has conferred with counsel), finding that the Board has a reasonable basis to believe that Executive is guilty of the conduct described in Paragraph 10(a), above, and specifying the particulars thereof in detail; and (B) there has been a final determination in accordance with the procedure set forth in Paragraph 10(c)(ii), below, that Executive in fact is guilty of the conduct described in Paragraph 10(a), above.

                  (ii) In the event of any dispute concerning the existence of Cause to terminate Executive's employment pursuant to this Paragraph 10 (a "CAUSE DISPUTE"), the provisions of Paragraph 21 shall not apply to such dispute. Instead, any Cause Dispute shall be resolved as follow:

                           (A)      All Cause Disputes shall be resolved by
arbitration in the Denver, Colorado, metropolitan area by a single arbitrator who is a member of the panel of former judges affiliated with the Judicial Arbiter Group (the "JAG"). The Parties further understand and agree that this Agreement evidences a transaction involving commerce within the meaning of 9 U.S.C. Section 2, and that this Agreement shall therefore be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1, et seq.

                           (B)      To commence an arbitration pursuant to this
Paragraph 10(c)(ii), a Party shall serve a written arbitration demand (the "DEMAND") on the other Party in the manner specified in Paragraph 24, below, and at the same time submit a copy of the Demand to the JAG, together with a check payable to the JAG in the amount of JAG's then-current arbitration filing fee. The claimant shall attach a copy of this Agreement to the Demand, which shall also describe the dispute in sufficient detail to advise the respondent and arbitrator of the nature of the dispute. Within fifteen (15) days after receiving the Demand, the respondent shall mail to the claimant a written response to the Demand (the "RESPONSE"), and submit a copy of the Response to the JAG.

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                           (C)      Promptly after service of the Response, the
Parties shall confer in good faith to attempt to agree upon a suitable arbitrator. If the Parties are unable to agree upon an arbitrator, then the Parties each shall submit to the other a list of three names of proposed arbitrators from the JAG panel, from which the other Party shall strike up to two names, and JAG shall select the arbitrator from the remaining names, based, if possible, on his or her expertise with respect to the subject matter of the Cause Dispute, or randomly.

                           (D)      Notwithstanding the choice-of-law principles
of any jurisdiction, the arbitrator shall be bound by and shall resolve all Cause Disputes in accordance with the substantive law of the State of Colorado and Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine.

                           (E)      The Parties shall to the greatest extent
practicable expedite all proceedings relating to any arbitration commenced pursuant to this Paragraph 10(c)(ii), including the scheduling and completion of the final hearing on the merits, which shall be held within six (6) months from the date of appointment of the arbitrator, unless the Parties agree to a later date or the arbitrator on his or her own initiative sets a later date not to exceed nine (9) months from the date of such appointment.

                           (F)      The Parties shall engage in such discovery
as is necessary to a full and fair arbitration hearing, with an expedited schedule to conduct such discovery being established by the arbitrator if the Parties are unable to agree to a schedule among themselves.

                           (G)      Within twenty (20) days after the
arbitration hearing is closed, the arbitrator shall issue a written award setting forth his or her decision and the reasons therefore (the "INITIAL AWARD").

                           (H)      Any Party who believes that the Initial
Award is based upon or encompasses an error of fact or law such as would, in civil litigation, give rise to an appeal under the substantive and procedural law of the State of Colorado shall have the right to appeal the Initial Award as set forth in this Paragraph 10(c)(ii)(H). A Party desiring to take an appeal from the Initial Award shall serve on the opposing Party and JAG a written notice of appeal no later than 20 days after that Party's receipt of the Initial Award. The appeal shall be heard by a panel of three (3) JAG arbiters (not including the arbiter who entered the Initial Award) selected by the Parties or, if the Parties are unable to agree upon the composition of the appeal panel, then appointed randomly by JAG. The appeal shall be governed by the provisions of the Colorado Appellate Rules, and shall be subject to the same substantive legal requirements and standards of review as would apply had the arbitration been conducted instead as a civil action in a Colorado State District Court and appealed to the Colorado Court of Appeals. Within 90 days following the issuance of the Initial Award, the appeal panel shall issue a written award setting forth its decision and the reasons therefore (the "FINAL AWARD").

                           (I)      In the event that, at any time before the
Cause Dispute is fully and finally resolved pursuant to this Paragraph 10(c)(ii), JAG ceases to conduct business as a private

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dispute resolution service, then the Parties shall confer in good faith in an effort to identify a suitable replacement dispute resolution service. If they are unable to do so, then the arbitrator and/or appeal arbitrators shall be selected as follows. The Parties shall request a list of 10 arbitrators on the American Arbitration Association's Commercial Arbitration Panel for the Denver, Colorado metropolitan area, the cost of which shall be paid by the Company. Starting with the Executive, the Parties shall alternate striking names from the list until the list is reduced to three (3) names, or one (1) name, depending upon whether the Parties are at the initial arbitration hearing stage or the appeal stage.

                           (J)      The Final Award, or if no appeal is timely
taken pursuant to Paragraph 10(c)(ii)(H), above, then the Initial Award, shall be final, nonappealable and binding upon the Parties, subject only to the provisions of 9 U.S.C. Sections 10 and 11, and may be entered as a judgment in any court of competent jurisdiction.

                           (K)      The Parties agree that reliance upon courts
of law and equity can add significant costs and delays to the process of resolving disputes. Accordingly, they recognize that an essence of this Agreement is to provide for the submission of all Cause Disputes to binding arbitration. Therefore, if any court concludes that any provision of this Paragraph 10(c)(ii) is void or voidable, the Parties understand and agree that the court shall reform each such provision to render it enforceable, but only to the extent absolutely necessary to render the provision enforceable and only in view of the Parties' express desire that Cause Disputes be resolved by arbitration and, to the greatest extent permitted by law, in accordance with the principles, limitations and procedures set forth in this Paragraph 10(c)(ii).

                  (d) Any cash portion of the Transition Benefit that has not been paid as of the effective date of any purported termination for Cause shall be held in an interest-bearing escrow pending a final resolution of the Cause Dispute and shall be subject to forfeiture by Executive upon any final determination that Cause exists reached in accordance with Paragraph 10(c)(ii); provided, however, that if Executive prevails in the initial arbitration proceeding, then such funds, together with any interest thereon, shall be released to him from escrow, subject to Executive executing an undertaking to repay such funds should the Company ultimately prevail as the result of the appeal described in Paragraph 10(c)(ii), above.

         11. No Transfer of Rights or Claims. Each of the Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any of the claims released herein and agrees to indemnify and hold harmless the other Party against any claim, demand, debt, obligation, liability, cost, expense, right of action or cause of action based on, arising out of, or with regard to any such assignment or transfer.

         12. Nondisparagement Covenants and Limitations on Public Comment.

                  (a) Executive covenants never to disparage or speak ill of Company or any Company product or service, or of any past or present employee, officer or director of Company, nor shall Executive at any time harass or behave unprofessionally toward any past or present Company employee, officer or director.

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

                  (b) Company covenants that neither any Company officer, nor any member of the Company's Management Committee ("MC") or Board, shall, while employed by or while serving on the Board or MC, as the case may be, disparage or speak ill of Executive, nor shall any such person, while employed by or while serving on the Board or MC, as the case may be, at any time harass or behave unprofessionally toward Executive.

                  (c) Executive agrees to refer all inquiries from prospective employers to the Company's Chief Operating Officer and not to any other individual employed by or affiliated with the Company or its affiliates, and the Company agrees that only the Chief Operating Officer or his personally chosen designate will respond to such inquiries. Any statement by the Company to any prospective employer of Executive, Company employees, or any third party shall be consistent with Exhibit C hereto.

                  (d) If the Company elects in its discretion to distribute a written announcement of Executive's separation to the media or to Company employees, it shall do so using text that is not inconsistent with that set forth in Exhibit C. Without limiting the generality of the foregoing, in response to all media inquiries, the Company will not state or intentionally imply or suggest that Executive's separation from the Company was the result of disciplinary action against or wrongdoing by Executive, nor shall the Company or state or imply that it has reservations concerning Executive's integrity.

                  (e) This Agreement shall not be construed or applied so as to limit any person from giving truthful testimony in any lawsuit or action or from providing candid, truthful information to any governmental or regulatory body or any self-regulatory organization.

         13. Indemnification.

                  (a) The Company shall indemnify the Executive to the fullest extent permitted under law from and against any expenses (including but not limited to attorneys' fees, expenses of investigation and preparation and fees and disbursements of the Executive's accountants or other experts), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the Executive in connection with any proceeding in which the Executive was or is made party or was or is involved (for example, as a witness) by reason of the fact the Executive was or is employed by the Company. Such indemnification is subject to:

                           (i)      the indemnifying party promptly receiving
written notice that a claim or liability has been asserted or threatened ("NOTICE OF CLAIM"), provided that the Notice of Claim tendered by the Executive and dated as of September 17, 2003, shall remain effective as to the matters addressed therein and as to related matters that have subsequently arisen;

                           (ii)     the indemnified party providing reasonable
cooperation and assistance in the defense or settlement of a claim; and

                           (iii)    the indemnifying party being afforded the
opportunity to have the sole control over the defense or settlement of such claim or liability.

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

                  (b) Unless within ten (10) days after receiving the Notice of Claim, the indemnifying party notifies in writing the indemnified party of its intent to defend against such claim or liability, the indemnified party may defend, settle and/or compromise any such claim or liability, and be indemnified for all losses resulting from such defense, settlement and/or compromise. Any indemnified party also may participate in such defense at its own cost and expense.

                  (c) Such indemnification shall continue as to the Executive during Executive's employment with the Company and for ten years from the Termination Date with respect to acts or omissions that occurred prior to his cessation of employment with the Company and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any proceeding covered by this provision within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (d) The Company agrees to continue and maintain directors' and officers' liability insurance policies covering the Executive to the extent that the Company provides such coverage for its other executive officers. Such insurance coverage shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company with respect to acts or omissions which occurred prior to his cessation of employment with the Company. Not withstanding the foregoing, however, if the Company shall cease to maintain directors' and officers' liability insurance policies covering the Executive and other executive officers by reason of: (i) a consolidation, merger, sale or other reorganization of the Company; (ii) any person or entity or group of persons or entities acting in concert acquiring management control of the Company; or (iii) the insurers providing such insurance canceling or refusing to renew such insurance, then the Executive shall have coverage only to the extent provided in any run-off policies extending the period during which the Company or the Executive may give the insurers notice of a claim under the terminated directors' and officers' liability insurance policies. The Company shall take all reasonable actions to ensure that it obtains such run-off policies and that such run-off policies extend the claims reporting period through any applicable statutes of limitations, but nothing in this paragraph shall obligate the Company to obtain extraordinary insurance coverage for the Executive. Insurance contemplated under this Paragraph 13(d) shall inure to the benefit of the Executive's heirs, executors and administrators.

                  (e) Without limiting the generality of the foregoing Paragraph 13(a) through (d), the Company acknowledges and agrees that its indemnification obligation to Executive shall extend to (but not be limited to) his performance of his duties as an officer or director on behalf of the Company or its affiliates, or companies advised by the Company or its affiliates, during the Transition Period, as well as to his past performance of all duties as an officer or director on behalf of the Company or its affiliates, or companies advised by the Company or its affiliates.

                  (f) So long as any other similarly situated current or former officer or director of the Company has separate counsel, at Company expense, in connection with the existing shareholder litigation against the Company and others or any similar cases that may yet be filed, then notwithstanding anything to the contrary in this Agreement and to the extent permitted under law, the Company will pay reasonable attorneys' fees and costs associated with Executive's continued representation in such litigation by separate counsel of his choosing.

         14. No Mitigation Obligation. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-offs, counterclaim, recoupment, defense, or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

         15. Attorneys Fees and Costs. The Company agrees to pay as incurred (within 10 days following the Company's receipt of an invoice from the Executive), to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof unless the Executive's claim is determined by a court to have been frivolous or made in bad faith, in which case the Executive shall make prompt reimbursement of such fees and expenses to the extent already paid by the Company and received by the Executive) by the Company, the Executive, or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended. Without limiting the generality of the foregoing, the Company shall reimburse the Executive for the attorneys fees and costs that he has incurred in connection with the negotiation and drafting of this Agreement.

         16. Restrictive Covenants.

                  (a) The Executive acknowledges that his employment as a senior officer of the Company creates a relationship of confidence and trust between the Executive and the Company with respect to confidential and proprietary information applicable to the business of the Company and its clients. The Executive further acknowledges the highly competitive nature of the business of the Company. Accordingly, it is agreed that the restrictions contained in this Paragraph 16 are reasonable and necessary for the protection of the interests of the Company and that any violation of these restrictions would cause substantial and irreparable injury to the Company.

                  (b) During the Executive's employment with the Company, and for a period of one year following the termination of Executive's employment, the Executive shall not (nor shall the Employee cause, encourage or provide assistance to, anyone else to):

                           (i)      Interfere with any relationship which may
exist from time to time between the Company, or any affiliate of the Company, and any of its employees, consultants, agents or representatives; or

                           (ii)     Employ or otherwise engage, or attempt to
employ or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company, or any person who was employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company within the two-year period immediately preceding the Employee's termination; or

                           (iii)    Solicit directly or indirectly on behalf of
the Executive or a Competitive Business, the customer business or account of any investment advisory or investment management client to which the Company or any affiliate of the Company shall have rendered service during the one-year period immediately preceding the Executive's termination; or

                           (iv)     Directly or indirectly divert or attempt to
divert from the Company or any affiliate of the Company any business in which the Company or any affiliate of the Company has been actively engaged during the term hereof or interfere with any relationship between the Company, or any affiliate of the Company, and any of its clients.

                  (c) "COMPETITIVE BUSINESS" means any business which provides investment advisory or investment management services. For the purposes of this Paragraph 16, "AFFILIATE" means any corporation, partnership, limited liability company, trust, or other entity which controls, is controlled by or is under common control with the Company.

                  (d) If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this Paragraph 16 are unenforceable, it is the intention of the parties that this Paragraph 16 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Paragraph 16 in the jurisdiction of the court that has made the adjudication.

                  (e) The Executive acknowledges that the restrictive covenants of Paragraph 16 are reasonable and that irreparable injury will result to the Company and to its business and properties in the event of any breach by the Executive of any of those covenants, and that the Executive's continued employment is predicated on the commitments undertaken by the Executive pursuant to Paragraph 16. In the event any of the covenants of Paragraph 16 is breached, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenants by the Executive or by any person or persons acting for or with the Executive in any capacity whatsoever.

                  (f) Notwithstanding the foregoing, the parties understand and agree that the foregoing restrictive covenants may be limited by Colorado Rule of Professional Conduct 5.6 ("RULE 5.6"), and that, to the extent that any of the foregoing restrictive covenants is regulated by Rule 5.6, such covenant(s) shall be deemed reformed to the extent necessary to comply with Rule 5.6, and shall thereafter be enforceable as thus reformed.

         17. Recoupment.

                  Any and all cash Transition Benefits to Executive pursuant to this Agreement shall cease and Executive will be required to repay all such cash amounts (after tax) paid under this Agreement, up to an aggregate cash benefit loss or reimbursement by Executive of $2,000,000, if: (a) Executive is found in a final, unappealable judgment in a judicial or administrative proceeding to have "willfully" (as defined in the Employment Agreement): (i) violated any law, rule or regulation prohibiting fraudulent conduct including insider trading based on his conduct during his employment with the Company prior to the Termination Date, provided that such liability must arise from Executive's own conduct, and not solely from the conduct of persons other than Executive; (ii) committed a breach of fiduciary duty relating to Executive's employment with the Company that renders Executive ineligible for indemnification pursuant to paragraph 13 of this Agreement; or (iii) made a knowing and material false representation in connection with any investigation of the Company's trading practices or activities by any federal or state regulatory or law enforcement body, or any self-regulatory organization; or (b) Executive enters into a consent agreement or similar agreement with any state or federal regulator, or with any self-regulatory organization, that admits any willful fraudulent conduct and/or breach of fiduciary duty by Executive relating to the performance of Executive's duties in his employment by the Company prior to the Termination Date.

         18. Additional Documents. Executive agrees that he shall do such acts, and execute and deliver to the Company such additional documents or instruments not inconsistent herewith, as may be reasonably required to effect the purposes of this Agreement and shall cooperate fully with the Company to implement this Agreement and any business transactions of the Company or any litigation that may have arisen or arise in connection therewith.

         19. Cooperation in Proceedings and Continuing Representation.

                  (a) Executive agrees that he shall fully cooperate with the Company and its counsel with respect to any claim, litigation or judicial, arbitral or investigative proceeding initiated by any private party or by any regulator, governmental entity, or self-regulatory organization, that relates to or arises from any matter with which Executive was involved during his employment with the Company, or that concerns any matter of which Executive has information or knowledge (collectively, a "PROCEEDING"). Executive's duty of cooperation includes, but is not limited to: (i) meeting with the Company's attorneys by telephone or in person at mutually convenient times and places in order to state truthfully Executive's recollection of events; (ii) appearing at the Company's request as a witness at depositions or trials, without the necessity of a subpoena, in order to state truthfully Executive's knowledge of matters at issue; and (iii) signing at the Company's request declarations or affidavits that truthfully state matters of which Executive has knowledge.

                  (b) Following the Termination Date, if then mutually agreeable to the Parties, Executive shall continue to serve as a consultant to the Company, on an as-needed basis, as and when reasonably requested by the Company. In connection with such services, the Company shall compensate Executive at the hourly rate of $480 and shall reimburse Executive for his reasonable, documented out-of-pocket expenses, all on a monthly basis in arrears. Executive and the Company shall exercise their respective best efforts to minimize any conflicts between the Company's need for Executive's services and Executive's other commitments, consistent with meeting the Company's requirements in a timely manner.

         20. Confidentiality.

                  (a) Executive and the Company mutually agree that they, and each of them, will keep the terms of this Agreement strictly confidential, will not disclose such terms in any way other than as provided herein, and will not make any representation or other communication (orally or in writing) regarding the terms of this Agreement to anyone, for any reason whatsoever, without the express written consent of the other, unless the disclosure, representation or communication: (i) is compelled by law; (ii) is to an attorney and/or a financial advisor of Executive and/or the Company and is necessary for the rendition of professional advice to Executive or the Company (the restrictions stated in this Paragraph shall automatically apply to the attorney and/or financial advisor of the Executive or the Company, which shall so advise the attorney and/or financial advisor); (iii) if by the Executive, is to Executive's immediate family (the restrictions stated in this Paragraph shall automatically apply to the immediate family member and Executive shall so advise the immediate family member); or (iv) if by the Company, is to its employees, to any state or federal tribunal or regulatory agency, to any insurer and/or, consistent with business necessity, to any other person or entity. Executive and the Company shall not be entitled to make any disclosure pursuant to subpart (i), above, unless he or it has first given the other Party, through its counsel, written notice of, and a copy of, any subpoena or other legal process purporting to require the disclosure of information rendered confidential by this Paragraph, as soon as practicable after Executive or the Company receives such subpoena or other legal process.

                  (b) Notwithstanding any other provision of this Agreement, any Party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the Party relating to such tax treatment and tax structure, provided that, in connection with any such disclosure, all references to the amounts paid pursuant to this Agreement, and other figures from which such amounts may be estimated or calculated, shall be redacted.

                  (c) The Company and the Executive may disclose any terms or conditions of this Agreement as required or reasonably determined by each of them to be necessary or appropriate in any civil, criminal and/or administrative proceeding, or in discovery related to any such proceeding, in which case the notice provisions of Paragraph 20(a) above shall be applicable.

         21. Disputes. Except as provided in Paragraph 10(c), the Parties agree that any dispute arising under or relating in any way to this Agreement will be submitted to arbitration in Denver, Colorado, or such other venue as the Parties may mutually determine, in front of a single arbitrator who is a member of the panel of former judges affiliated with the Judicial Arbiter Group (the "JAG"), in accordance with the JAG rules, as the exclusive remedy for such dispute. Each Party shall submit a list of three names of proposed arbitrators from the JAG panel. If the Parties cannot mutually agree on an arbitrator from such lists, each Party shall strike two names from the other Party's list, and the arbitrator shall then be chosen at random by the JAG from the two remaining names. The Parties agree that such arbitration will be confidential and that no details, descriptions, settlements, or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other Party, unless required by law or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages. The award of the arbitrator may be entered as a judgment in any court of competent jurisdiction.

         22. Severability. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. In the event that any one or more of the provisions or parts thereof of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions or parts thereof contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

         23. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties regarding the subject matter hereof and may not be modified without the express written consent of the Parties. This Agreement supersedes all prior discussions, agreements, arrangements, understandings and negotiations, written or oral, between the Parties regarding the subject matter hereof.

         24. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, actual receipt or the third (3rd) full business day following deposit in the United States mail with postage and fees prepaid, addressed to the other Party hereto at such Party's address shown below or at such other address as such Party may designate by ten (10) calendar days' advance written notice to the other Party hereto. The addresses for notices are as follows:

         For the Company:           Janus Capital Group, Inc.
                                    100 Fillmore Street
                                    Denver, Colorado  80206
                                    Attn:  Chief Operating Officer

         With a copy to:            Hogan & Hartson LLP
                                    1200 17th Street, Suite 1500
                                    Denver, Colorado, 80202
                                    Attn: Edwin P. Aro

         For Executive:             Thomas A. Early
                                    445 Monroe Street
                                    Denver, Colorado 80206

         With a copy to:            Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California 90071-3144
                                    Attn: Eric S. Waxman

         25. Waiver. The failure of either Party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such Party to enforce the same. Waiver by either Party hereto of any breach or default by the other Party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

         26. Governing Law. This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without reference to its conflict of law rules.

         27. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, administrators, representatives, executors, successors and assigns. Notwithstanding the foregoing, Executive shall not assign any of his rights or delegate any of his obligations under this Agreement without obtaining the prior express written consent of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         28. Authority. Each of the Parties has full authority to enter into and to bind itself or himself to this Agreement.

         29. Tax Withholdings. The Company may withhold from any amount payable to Executive under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         30. Nonreliance. Each Party understands and agrees that he or it assumes all risk that the facts or law may be, or become, different than the facts or law as believed by the Party at the time he or it executes this Agreement. The Parties acknowledge that the character of their relationship as of the Effective Date precludes any affirmative obligation of disclosure, and expressly disclaim all reliance upon information supplied or concealed by the adverse Party or its counsel in connection with the negotiation and/or execution of this Agreement.

         31. Construction. The parties acknowledge that they and their respective counsel have reviewed this Agreement in its entirety and have had a full and fair opportunity to negotiate its terms. Each party therefore waives all applicable rules of construction that any provision of this Agreement should be construed against its drafter, and agrees that all provisions of the Agreement shall be construed as a whole, according to the fair meaning of the language used.

         32. Burden of Proof. Any party contesting the validity or enforceability of any term of this Agreement shall be required to prove by clear and convincing evidence fraud, concealment, failure to disclose material information, unconscionability, misrepresentation or mistake of fact or law.

         33. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         34. Prior Agreements and Other Agreements. This Agreement supercedes the Change of Control Agreement and the Employment Agreement, which therefore shall be of no further force or effect except to the extent expressly incorporated by reference herein. Defined terms herein shall have the meanings set forth in the Employment Agreement, unless otherwise specified. The Parties acknowledge and agree that the Company's obligations to Executive under this Agreement shall not be subject to reduction or limitation by or as a consequence of any agreement that the Company may reach with any other party, whether private, governmental or self-regulatory, and that any such agreement by the Company shall not impair any right the Executive might otherwise have, unless the Executive consents.

         THE PARTIES ACKNOWLEDGE THAT THEY HAVE EACH READ THIS AGREEMENT AND UNDERSTAND ITS TERMS. BY SIGNING THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY ENTER INTO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, THAT THEY HAVE HAD SUFFICIENT OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF THEIR CHOICE, AND THAT THEY DO NOT RELY, AND HAVE NOT RELIED, ON ANY FACT, REPRESENTATION, STATEMENT OR ASSUMPTION OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

                               [SIGNATURES FOLLOW]

JANUS CAPITAL GROUP, INC.                        EXECUTIVE

By: /s/ Mark B. Whiston                          /s/ Thomas A. Early
-------------------------------                  -------------------------------

                                                 Thomas A. Early

Date: Feb. 2, 2004                               Date: Feb. 2, 2004

                                    EXHIBIT A

                           SUPPLEMENTAL LEGAL RELEASE

         This Supplemental Legal Release ("SUPPLEMENTAL RELEASE") is between Janus Capital Group, Inc. (the "COMPANY") and Thomas A. Early ("EXECUTIVE") (each a "PARTY," and together, the "PARTIES").

                                    RECITALS

         1. Executive and the Company are parties to a Transition Agreement to which this Supplemental Release is appended as Exhibit A (the "TRANSITION AGREEMENT").

         2. Executive wishes to receive the Transition Benefit defined in the Transition Agreement.

         3. Executive and the Company wish to resolve, except as specifically set forth herein, all claims between them arising from or relating to any act or omission predating the Final Effective Date defined below.

                                    AGREEMENT

         The Parties agree as follows:

         1. Confirmation of Transition Benefit Obligation The Company shall pay or provide to the Executive the entire Transition Benefit, as, when and on the terms and conditions specified in the Transition Agreement.

         2. Legal Releases

                  (a) In consideration of the Transition Benefit and the Company's other covenants and agreements contained herein, Executive, on his own behalf and on behalf of his heirs, personal representatives, executors, administrators and assigns, knowingly and voluntarily releases and forever discharges the Company and its affiliates and any of their respective parents, subsidiaries and affiliates, together with all of their respective past and present directors, members, managers, officers, shareholders, partners, employees, agents, attorneys and servants, and each of their affiliates, predecessors, successors and assigns (collectively, the "COMPANY RELEASEES") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them Executive or his heirs, executors, administrators, or assigns ever had, now have, or may hereafter claim to have against any of the Company Releasees by reason of any matter, cause or thing whatsoever from the beginning of time through the date hereof, whether or not previously asserted before any state or federal court, agency or governmental entity or any arbitral body. This release includes, without limitation, any rights or claims relating in any way to Executive's employment relationship with the Company or any of the

Company Releasees, or his separation therefrom, or arising under any statute or regulation, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Age Discrimination in Employment Act of 1967 ("ADEA"), the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance, or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Executive and the Company or any of the Company Releasees; provided, however, that notwithstanding the foregoing or anything else contained in this Supplemental Release, Executive's release shall not extend to (i) any rights arising under the Transition Agreement; (ii) any rights arising under any grant, plan or agreement pursuant to which Executive was awarded the stock and options reflected Exhibit B to the Transition Agreement, the provisions of which are incorporated by this reference to the extent not inconsistent with this Supplemental Release; (iii) any benefits or claims for benefits under any Welfare Benefit Plans (as defined in the Transition Agreement) accrued as of the date hereof; and (iv) any rights arising under COBRA. Executive represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees arising out of or relating to any of the matters released in this Paragraph 2(a). Executive further agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees for any of the matters released in this Paragraph 2(a).

                  (b) In consideration of Executive's release set forth in Paragraph 2(a), above, and Executive's other covenants and agreements contained herein, the Company and its affiliates hereby forever release and discharge Executive and his heirs, executors, administrators and assigns from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against Executive or his heirs, executors, administrators, or assigns the Company or any of its affiliates ever had, now have, or may hereafter claim to have by reason of any matter, cause or thing whatsoever from the beginning of time through the date hereof, whether or not previously asserted before any state or federal court, agency or governmental entity or any arbitral body; provided, however, that notwithstanding the foregoing or anything else contained in this Supplemental Release, the Company's release shall not extend to any rights arising under the Transition Agreement or to any claim against Executive arising from: (i) Executive's knowing and intentional commission of a felony crime involving fraud and relating to his employment with the Company; (ii) a breach of fiduciary duty relating to Executive's employment with the Company that renders Executive ineligible for indemnification pursuant to paragraph 13 of the Transition Agreement; or (iii) Executive's knowing and intentional violation of any federal or state law regulating insider trading relating to his employment with the Company. The Company represents that neither it nor any of its affiliates has commenced or joined in any claim, charge, action or proceeding whatsoever against Executive arising out of or relating to any of the matters released in this Paragraph 2(b). The Company further agrees that neither it nor any of its affiliates will seek or be entitled to any recovery in any claim, charge, action or proceeding whatsoever against Executive for any of the matters released in this Paragraph 2(b).

                  (c) In order to provide a full and complete release, each of the Parties understands and agrees that this Supplemental Release is intended to include all claims, if any, covered under this Paragraph 2 that such Party may have and not now know or suspect to exist in his or its favor against any other Party and that this Supplemental Release extinguishes such claims. Thus, each of the Parties expressly waives all rights under any statute or common law principle in any jurisdiction that provides, in effect, that a general release does not extend to claims which the releasing party does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the party being released.

                  (d) Executive acknowledges that he consulted with an attorney of his choosing before signing this the Transition Agreement and this Supplemental Release, and that the Company provided him with no fewer than twenty-one (21) days during which to consider the provisions of the Transition Agreement and this Supplemental Release and, specifically the release set forth at Paragraph 2(a), above, although Executive may sign and return the Supplemental Release sooner if he so chooses. Executive further acknowledges that he has the right to revoke this Supplemental Release for a period of seven
(7) days after signing it and that this Supplemental Release shall not become effective until such seven (7)-day period has expired (the "FINAL EFFECTIVE DATE"). Executive acknowledges and agrees that if he wishes to revoke this Supplemental Release, he must do so in writing, and that such revocation must be signed by the Executive and received by the Company in care of its Chief Operating Officer no later than 5 p.m. (Mountain Time) on the seventh (7th) day after Executive has signed this Supplemental Release. Executive acknowledges and agrees that, in the event that he revokes this Supplemental Release, he shall have no right to receive the Transition Benefit. Executive represents that he has read this Supplemental Release, including the release set forth in Paragraph 2(a), above, affirms that this Supplemental Release and the Transition Agreement provide him with benefits to which he would not otherwise be entitled, and understands its terms and that he enters into this Supplemental Release freely, voluntarily, and without coercion.

         3. Executive acknowledges that he has received all compensation to which he is entitled for his work up to his last day of employment with the Company, and that he is not entitled to any further pay or benefit of any kind, for services rendered or any other reason, other than the Transition Benefit.

         4. Executive agrees that the only thing of value that he will receive by signing this Supplemental Release is the Transition Benefit.

         5. The Parties agree that their respective rights and obligations under the Transition Agreement shall survive the execution of this Supplemental Release.

                               [SIGNATURES FOLLOW]

          NOTE: DO NOT SIGN THIS SUPPLEMENTAL LEGAL RELEASE UNTIL AFTER
                      EXECUTIVE'S FINAL DAY OF EMPLOYMENT.

JANUS CAPITAL GROUP, INC.                        EXECUTIVE

By:_________________________                     ______________________________

                                                 Thomas A. Early

Date: ______________________                     Date: _________________________

                                    EXHIBIT B

                      Option Status as of Effective Date(1)

                                                                                         FUTURE
               STRIKE    SHARES                                           EXPIRATION     VESTING      VESTING AT
GRANT DATE     PRICE     COVERED    EXERCISED     VESTED      UNVESTED       DATE         DATES        THAT TIME
----------------------------------------------------------------------------------------------------------------
  1/26/99     $ 21.31       200         0            200           0        1/25/09
----------------------------------------------------------------------------------------------------------------
  1/28/02     $ 25.71     8,204         0          1,641       6,563        1/27/12
----------------------------------------------------------------------------------------------------------------
                                                                                         1/28/04         1,641
----------------------------------------------------------------------------------------------------------------
                                                                                         1/28/05         1,641
----------------------------------------------------------------------------------------------------------------
                                                                                         1/28/06         1,641
----------------------------------------------------------------------------------------------------------------
                                                                                         1/28/07         1,640
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
              TOTALS      8,404         0          1,841        6,563
----------------------------------------------------------------------------------------------------------------

                       Stock Status as of Effective Date

                                                                                      FUTURE
                                                                                     VESTING    VESTING AT THAT
GRANT CODE     GRANT DATE    SHARES GRANTED   COST BASIS     VESTED      UNVESTED     DATES           TIME
---------------------------------------------------------------------------------------------------------------
  Class B        3/12/03          7,940          $9.71        7,940            0
---------------------------------------------------------------------------------------------------------------
 Class C1        3/12/03         13,266          $9.71       13,266            0
---------------------------------------------------------------------------------------------------------------
 Class C3        3/12/03         26,371          $9.71       19,779        6,592
---------------------------------------------------------------------------------------------------------------
                                                                                     12/31/04           6,592
---------------------------------------------------------------------------------------------------------------
 Class D1        3/12/03         32,160          $9.71       32,160            0
---------------------------------------------------------------------------------------------------------------
 Class D2        3/12/03         22,914          $9.71       22,914            0
---------------------------------------------------------------------------------------------------------------
  Class E        3/12/03        157,685          $9.71       31,537      126,148
---------------------------------------------------------------------------------------------------------------
                                                                                      3/31/04           31,537
---------------------------------------------------------------------------------------------------------------
                                                                                      3/31/05           31,537
---------------------------------------------------------------------------------------------------------------
                                                                                      3/31/06           31,537
---------------------------------------------------------------------------------------------------------------
                                                                                      3/31/07           31,537
---------------------------------------------------------------------------------------------------------------
  Class F        3/12/03         21,165          $9.71        8,467       12,698
---------------------------------------------------------------------------------------------------------------
                                                                                     12/31/04           4,233
---------------------------------------------------------------------------------------------------------------
                                                                                     12/31/05           4,233
---------------------------------------------------------------------------------------------------------------
                                                                                     12/31/06           4,232
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                 TOTALS         281,501                     136,063(2)   145,438(3)
---------------------------------------------------------------------------------------------------------------

-------------------

(1.) All options held in records of the Company.

(2.) Of these 136,063 shares, as of the Effective Date 82,970 had been transferred to Executive's Schwab account, 40,920 were held by the Company on behalf of Executive, and 12,173 had been sold to pay taxes on behalf of Executive.

(3.) All 145,438 shares are held in records of the Company.

                                    EXHIBIT C

Tom Early, Senior Vice President, General Counsel and a member of Janus' Management Committee, has announced his intention to retire. To ensure a smooth transition of his responsibilities, Early is expected to remain as general counsel until at least mid-May, 2004. Janus CEO Mark Whiston said, "During the past six years, Tom has been a strong member of our management team and we appreciate his significant contributions to Janus."